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Exhibit 10.6

GAS GATHERING AGREEMENT

Between

BITTER CREEK PIPELINES, LLC
"GATHERER"

and

Pinnacle Gas Resources, Inc
Quaneco L.L.C. and
Dolphin Energy Corporation
Collectively "SHIPPER"

LOW PRESSURE FIELD GATHERING

CONTRACT # 077028

INDEX

DEFINITIONS	3
GATHERING AND COMPRESSION SERVICE	6
TERM OF AGREEMENT	7
GATHERING RATES	7
QUANTITY	7
FACILITIES	8
MEASUREMENT, METER EQUIPMENT AND TESTING	8
PRESSURES	10
QUALITY	10
BILLING AND PAYMENT	12
TAXES AND ROYALTY	13
NOTICES AND PAYMENT INFORMATION	14
CONTROL AND POSSESSION	14
TITLE AND AUTHORITY	15
FORCE MAJEURE	15
INDEMNIFICATION	16
ASSIGNMENT	16
ATTORNEY-IN-FACT	16
INTERPRETATION AND CONTROLLING LAW; CONSENT TO VENUE; JOINT AND SEVERAL LIABILITY	17
REGULATION	17
WAIVER	17
MODIFICATIONS AND AMENDMENTS	17
AGREEMENTS BEING SUPERSEDED	18
MISCELLANEOUS	18

APPENDIX "A"—Primary Term; MDQ; Receipt Point MDQ(s); Gathering Rate; Liquid Water Collected; Rate Adjustment; Fuel; Lost & Unaccounted Gas Quantity

APPENDIX "B"—Receipt Points; and Delivery Point(s)

APPENDIX "C"—Gatherer and Shipper Notification Information

APPENDIX "D"—Screw Compression Site; Operating Pressure/Volume Obligation; and Obligation Exclusion

APPENDIX "E"—Acreage Dedication

GAS GATHERING AGREEMENT

        This Gas Gathering Agreement ("Agreement") is by and between, Bitter Creek Pipelines, LLC ("Gatherer"), a Colorado limited liability company, and Pinnacle Gas Resources, Inc., Quaneco L.L.C. and Dolphin Energy Corporation, (collectively "Shipper"). Gatherer and Shipper may be jointly referred to as the "Parties." Unless otherwise specified herein, this Agreement is to be effective the later of January 1, 2006 or the completion of the pipeline and compression facilities needed to gather the gas.

RECITALS

        WHEREAS, Shipper has requested that Gatherer provide low pressure gathering and compression services of natural gas on Shipper's behalf to be delivered into Gatherer's gathering system located in Big Horn County, Montana:

        WHEREAS, Shipper is willing to gather Gas from its wells to a mutually agreed upon Compression Site(s); and

        WHEREAS, Gatherer is willing to construct a Central Compression Site(s), and deliver Shipper's gas into Gatherer's 12" Deer Creek Lateral; and

        WHEREAS, Shipper desires to dedicate to Gatherer and Gatherer's gathering operations, all of its leasehold interest and the production therefrom within the lands described on Appendix "E" attached hereto and made a part hereof; and

        WHEREAS, Gatherer is willing to provide the services subject to the terms and conditions contained in this Agreement.

        NOW THEREFORE, in consideration of the premises and of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        For purposes of this Agreement and except where the context otherwise indicates another or different meaning or intent, the following words and terms as used herein shall have the meaning indicated:

  1.01
  "Allocated Deliveries" shall mean Gas credited to Shipper's Account at the Delivery Point.

  1.02
  "Allocated Receipts" shall mean Gas credited to Shipper's Account at the Receipt Point.

  1.03
  "British Thermal Unit (Btu)" shall mean the amount of heat required to raise the temperature of one (1) pound of water from sixty degrees Fahrenheit (60°F) to sixty-one degrees Fahrenheit (61°F).

  1.04
  "Business Day" shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.

  1.05
  "Capacity" shall mean the maximum Gas volume, which any particular segment of Gatherer's system is capable of carrying or containing under then current operating conditions.

  1.06
  "Central Compression Site(s)" shall mean the Facilities where Shipper's Gas, gathered from the Screw Compression Site(s), is further compressed for delivery into Gatherer's downstream high pressure gathering line.

  1.07
  "Condensate" shall mean drip gas or other free liquids collected in Gatherer's, or its designee's or affiliate's, pipelines between the Receipt Point(s) and the Delivery Point(s).

  1.08
  "Controlling Party" shall mean the owner, operator, or other controlling party of a Receipt Point or a Delivery Point.

  1.09
  "Cubic Foot of Gas" is the amount of Gas necessary to fill one (1) cubic foot of space when the Gas is at a temperature of sixty degrees Fahrenheit (60°F) and under an absolute pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch.

  1.10
  "Dedicated Area" shall have the meaning set forth in Section 2.06.

  1.11
  "Dedicated Interests" shall have the meaning set forth in Section 2.06.

  1.12
  "Dekatherm" (See MMBtu).

  1.13
  "Delivery Point(s)" shall mean the point(s) set forth on Appendix "B" attached hereto and incorporated by reference at which Gatherer delivers Gas for Shipper's account.

  1.14
  "Facilities" shall mean the equipment, devices and/or pipelines necessary to move Gas from the Interconnection Point(s) to the Delivery Point(s).

  1.15
  "Firm Gathering Service" shall refer to the obligation of Gatherer to make available to Shipper on a daily basis, subject to events of force majeure, gathering service for quantities of Gas received from Shipper to be redelivered to the delivery point(s) as set forth in this Agreement.

  1.16
  "FL&U" shall mean the combination of "Fuel Gas Quantity" and "Lost and Unaccounted for Gas Quantity" as defined in this Article.

  1.17
  "Fuel Gas Quantity" or "Fuel" is that quantity of Shipper's Gas, in MMBtu's, received by Gatherer, which is retained by Gatherer for fuel. The Fuel Gas Quantity, as set forth in Appendix "A" is stated as a percentage of the Gas delivered by Shipper at the Receipt Point(s). Title to the Fuel Gas Quantity shall vest in Gatherer upon receipt at the Receipt Point(s) at no cost to Gatherer and free and clear of all adverse claims and liabilities.

  1.18
  "Gas" shall mean natural gas or any mixture of hydrocarbons or of hydrocarbons and noncombustible gases, in a gaseous state, the quantity of which shall be determined on an MMBtu basis.

  1.19
  "Gas Day" or "Day" shall mean a period of twenty-four (24) consecutive hours, commencing at nine o'clock a.m. Central Clock Time, and ending at nine o'clock a.m. Central Clock Time, immediately following said consecutive twenty-four (24) hour period. The reference date for any Gas Day shall be the calendar date upon which said twenty-four (24) hour period commences.

  1.20
  "Gathering" or "Gathering Services" shall mean the movement of Gas through Gatherer's Facilities from the Interconnection Point(s) to the Delivery Point(s). The services shall include, but not be limited to, separation, compression, and metering necessary to meet downstream pipeline quality specifications.

  1.21
  "Gross Dry Heating Value" is the number of Btu's produced by complete combustion, at a constant pressure, of the amount of Gas which would occupy a volume of one (1) cubic foot at a temperature of sixty degrees Fahrenheit (60°F) on a water-free basis and at a pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 p.s.i.a.), with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air, and when the water formed by combustion has condensed to the liquid state.

  1.22
  "Interconnection Point(s)" shall mean the point(s) at which Shipper's field gathering interconnects with Gatherer's Facilities adjacent to the Screw Compression Site(s).

  1.23
  "Lost and Unaccounted for Gas Quantity" or "L&U" is that volume of Shipper's Gas, in MMBtu's, received by Gatherer which is released and/or lost through piping, equipment, or operations or is vented. The Lost and Unaccounted for Gas Quantity is stated as a percentage of the Gas delivered by Shipper at the Receipt Point(s), and is set forth on Appendix "A". Title to the Lost and Unaccounted for Gas Quantity shall vest in Gatherer upon receipt at the Receipt Point(s) at no cost to Gatherer and free and clear of all adverse claims and liability.

  1.24
  "Mcf" shall mean one thousand (1,000) Cubic Feet of Gas.

  1.25
  "MDQ" shall mean the maximum daily quantity of Gas which Gatherer is obligated to deliver daily on behalf of Shipper, as set forth on Appendix "A" attached hereto.

  1.26
  "MMBtu" shall mean one million (1,000,000) British Thermal Units ("Btu's"), also known as a Dekatherm.

  1.27
  "Month" shall mean a period of time beginning on the first Gas Day of the calendar Month and ending on the first Gas Day of the next succeeding calendar Month.

  1.28
  "Monthly Billing Period" is a Month.

  1.29
  "Pressure Obligation" shall mean the pressure at the Interconnect Point that Shipper wishes to receive and Gatherer is obligated to provide in accordance with the terms set forth on Appendix "D" attached hereto.

  1.30
  "p.s.i.a." shall mean pounds per square inch absolute.

  1.31
  "p.s.i.g." shall mean pounds per square inch gauge.

  1.32
  "Receipt Point(s)" shall mean the point(s) set forth on Appendix "B" attached hereto and incorporated by reference at which Gatherer receives gas for Shipper's account.

  1.33
  "Screw Compression Site(s)" shall mean the Facilities at the Interconnection Point(s) where Gatherer provides Shipper with the compression service described on Appendix "D" attached hereto.

  1.34
  "Screw Compression Site Fuel" shall mean the fuel that is consumed by the compressors at the Screw Compression Site as described on Appendix "A".

  1.35
  "Shipper's Gas" shall mean the Gas tendered by Shipper to Gatherer at the Receipt Point(s) pursuant to this Agreement.

  1.36
  "Third Parry" shall mean a party other than Shipper or Gatherer not involved in the original consideration of this project.

  1.37
  "Total Thermal Energy Content" is determined by multiplying the Gross Dry Heating Value by the volume of Gas in Cubic Feet of Gas, adjusted for as-delivered water content in accordance with Article X herein titled "MEASUREMENT METER EQUIPMENT AND TESTING".

  1.38
  "Well(s)" shall mean any oil or coalbed methane Gas well and the Gas reserves attributable thereto which are assigned to such Well(s) pursuant to regulations of a duly constituted governmental authority having jurisdiction, or if no such regulations are established, then the Gas reserves attributable thereto which can reasonably be drained by such Well(s) pursuant to established spacing practices in the field where such Well(s) are drilled.

  1.39
  "Year" is a period of three hundred sixty-five (365) days commencing and ending at nine o'clock a.m. Central Clock Time, provided that any year which contains the date of February 29 shall consist of three hundred sixty-six (366) days.

ARTICLE II

GATHERING AND COMPRESSION SERVICE

  2.01
  Gatherer shall provide Shipper Firm Service for all Gas, up to the MDQ specified on Appendix "A", delivered by Shipper at the Receipt Points.

  2.02
  Gatherer shall provide Shipper compression services at each Screw Compression Site in accordance with the requirements set forth on Appendix "D".

  2.03
  Gatherer shall have the right to commingle Shipper's Gas on the Facilities without Shipper's consent.

  2.04
  In the event that Shipper's operations or activities cause damage to Gatherer's Facilities or operations and/or in the event any Gas received from Shipper does not, for any reason, meet the quality specifications contained in Article IX hereof, Shipper shall reimburse Gatherer for any direct costs and expenses, including parts, materials, Gas linepack/replacement, labor and any third party services required in order to repair Gatherer's Facilities and resume Gatherer's normal Gathering operations.

  2.05
  Gatherer shall have the right, with reasonable notice and pursuant to the requirements as set forth on Appendix "D", "Runtime Obligations, to cease its Gathering Services hereunder and/or to cease the operation of its Gathering systems, from time to time, as necessary to complete repairs, to perform normal, routine or unscheduled maintenance, to conduct tests, and/or to alter, modify, expand or reconfigure its Gathering system.

  2.06
  Subject hereto, and effective as of the date hereof, Shipper does hereby dedicate to Gatherer and its gathering operation, during the term of this agreement, all of its oil and gas leases and all of its interest in and the coalbed methane gas production therefrom, whether presently owned or hereafter acquired, within the bounds of the lands described in Appendix "E" attached hereto and by this reference, made part hereof. It is understood that certain of the leases described in Appendix "E" are subject to an option held by Cantera ("Cantera Option Interest") to have such oil and gas leases ("Cantera Leases") and the production therefrom dedicated to Cantera. Such leases are listed under a subheading on Appendix "E" titled "Cantera". It is further understood that in the event Cantera exercises its option, in whole or in part, under the terms thereof, certain of the Camera Leases and the production therefrom will not be subject to this dedication. Shipper shall use its best efforts to obtain a release of Cantera's Option Interest. To the extent any of Cantera's Option Interest is not exercised, the Cantera Leases and the production therefrom are included in this dedication and are subject to the terms and conditions hereof. Except as stated herein, the lands, whether now owned or hereafter acquired, described in Appendix "E" shall be referred to in this Agreement as the "Dedicated Area" and, together with the gas reserves thereunder, whether now owned or hereafter acquired, shall be referred to in this Agreement as the "Dedicated Interest". In the event Shipper cannot obtain a release from Cantera for the lands described in. Appendix "E", attached hereto and made a part hereof, then Gatherer, in its sole discretion shall have the right to determine whether or not to construct facilities to gas from those lands intermingled with lands subject to prior dedication.

ARTICLE III

TERM OF AGREEMENT

  3.01
  This Agreement, unless otherwise specified herein, shall be effective as of the Effective Date stated above, and, unless sooner terminated pursuant to other provisions of this Agreement, shall continue in full force and effect for the primary term specified in Appendix "A" attached hereto from and after the effective date, and thereafter on a month-to-month basis until terminated by either Gatherer or Shipper, by giving sixty (60) days advance written notice to the other, provided, however, that the obligation of the Parties to balance receipts and deliveries of Gas shall remain in full force and effect for such additional limited period as may be necessary to bring receipts and deliveries of Gas into balance.

  3.02
  In the event the Federal Energy Regulatory Commission (FERC) or any successor or other federal or state governmental agency exercises jurisdiction over the Firm Services and/or rates provided for under this Agreement, such shall have no effect on this Agreement unless Congress or the appropriate state legislative body shall authorize the retroactive application or specifically require the amendment of existing contracts to conform to such agency exercise of jurisdiction. In the event Congress shall so act, Shipper and Gatherer shall renegotiate the Finn Service and/or its rates to comply with the terms and costs associated with any such regulation.

  3.03
  Notwithstanding anything contained in this Agreement to the contrary, if, in the event after five (5) years, Gatherer, in its sole discretion reasonably exercised, determines it is no longer economically feasible to provide the Firm Service, then Gatherer may terminate this Agreement in whole or in part, provided that Gatherer shall prior to termination, give Shipper sixty (60) days written notice of its intent to terminate and shall, during the notice period, at the request of Shipper, negotiate with Shipper in good faith with respect to the continuation of Firm Service and, if requested by Shipper in the course of such negotiations, Gatherer shall provide a statement of revenue and costs for the pertinent facilities.

ARTICLE IV

GATHERING RATES

  4.01
  Gatherer shall charge and Shipper shall pay Gatherer the Gathering rate(s) specified in Appendix "A" attached hereto, commencing with the Month in which this Agreement is effective and each Month thereafter. The monthly Gathering payment to be paid by Shipper shall be determined by multiplying the Mcfs delivered at the Receipt Point(s) by the applicable Gathering rate and adding any applicable demand fees as provided for in Appendix "A".

ARTICLE V

QUANTITY

  5.01
  Gatherer agrees to deliver for the account of Shipper at the Delivery Point(s), on a firm basis up to the MDQ specified in Appendix "A", Gas received from Shipper at the Receipt Point(s), less FL&U. Shipper shall accept, or cause acceptance of the Gas delivered by Gatherer at the Delivery Point(s).

  5.02
  Shipper shall arrange with Third Parties for all services upstream of the Interconnection Point(s) and downstream of the Delivery Point(s) to affect the receipt and delivery of Shipper's Gas by Gatherer.

  5.03
  Shipper shall use its best efforts to deliver or cause to be delivered the daily quantities of Gas to be received at the Receipt Point(s) and accepted at the Delivery Point(s) at a substantially constant rate, so that large fluctuations in the quantity of Gas flow are minimized.

ARTICLE VI

FACILITIES

  6.01
  Gatherer shall construct, operate and maintain (or cause others to construct, operate, and maintain) pipeline, compression, and related facilities required to enable Gatherer to receive Shipper's gas at the Interconnection Point(s) and redeliver gas to Shipper or for Shipper's account at the Delivery Point(s) in accordance with the terms of this Agreement.

  6.02
  Shipper may request, in writing, that Gatherer expand Facilities in excess of the MDQ as stated in the attached Appendix "A" or add new Receipt or Delivery Point(s) or provide additional services outside of the geographical area more fully-described on the attached Appendix "E" or outside of the terms of this Agreement. Gatherer shall determine, in its sole discretion, whether it will undertake the construction and/or expansion of its Facilities or Gathering systems or provide additional services and/or add new Receipt or Delivery Point(s). In the event that Shipper requests that Gatherer do so and Gatherer agrees, then Gatherer shall have the right to establish the rate(s) for such additional services.

  6.03
  Shipper shall install and operate or cause the installation and operation of all Facilities necessary to deliver Shipper's Gas to Gatherer at the Interconnection Point(s).

ARTICLE VII

MEASUREMENT, METER EQUIPMENT AND TESTING

  7.01
  The unit of volume for measurement and for the determination of Gross Dry Heating Value shall be a Cubic Foot of Gas. Volumes of Gas measured at prevailing meter pressures and temperatures shall be corrected to the unit of volume defined above by the procedures described below:

  (a)
  Orifice Meters: Installation and determination of volumes, measured by means of an orifice meter shall be measured in accordance with the procedures contained in ANSI API 2530 First Edition, Section Edition, AGA Committee Report No. 7, or revisions or amendments made thereto. Construction, installation, and volumetric computation shall be performed per the 2530 standards.

  7.02
  The atmospheric pressure shall be the average atmospheric pressure as determined by elevation at the Delivery and Receipt Point(s). In the absence of recording the actual atmospheric pressure Gatherer may assume the atmospheric pressure to be 12.7 p.s.i.a.

  7.03
  The volume of Gas delivered through each Delivery Point(s) and Receipt Point(s) shall be corrected to a base temperature of sixty degrees Fahrenheit (60°F) by using:

  (a)
  The arithmetic average of the hourly temperatures recorded by a properly installed, continuously operated recording thermometer; or

  (b)
  A meter containing a temperature operated device, hereinafter referred to as a temperature compensated meter, through the operation of which the meter correctly registers the volume, corrected to sixty degrees Fahrenheit (60°F).

  7.04
  A temperature of sixty degrees Fahrenheit (60°F) shall be assumed for any Gas flowing through a meter for which Gatherer does not elect to install a recording thermometer or temperature compensation meter. Notwithstanding the preceding sentence, the Parties agree that Gatherer shall install a recording thermometer at each Receipt Point.

  7.05
  When orifice meters are used, specific gravity and gross heating value of the Gas shall be determined from chromatographic results, at least quarterly, or more frequently, if required. These results shall be used to compute volumes.

  7.06
  The components for determining the deviation from Boyle's Law, at the pressure and temperature under which delivered, shall be determined by chromatographic tests at intervals of twelve (12) Months or at such shorter interval as is found necessary by Gatherer. The correction factor shall be determined by using American Gas Association "Report Number Eight."

  7.07
  The Gross Dry Heating Value of the Gas delivered shall be determined by Gas samples or industry accepted recording calorimeters or chromatographs installed or caused to be installed by Gatherer at points on Gatherer's system(s) in specified areas. The gross heating values shall be calculated per the most current edition of GPA Standard 2145 and GPA Standard 2172.

  7.08
  The Total Thermal Energy Content shall be calculated by adjusting the measured volume to correct for the volume of water vapor assuming saturation at the temperature and pressure of measurement and multiplying the corrected volume by the Gross Dry Heating Value.

  7.09
  Gatherer agrees to operate and maintain, or cause to be operated and maintained, on its system at or near the Receipt Point(s) connecting the Facilities of Gatherer and Shipper, or at or near Delivery Point(s) connecting the Facilities of Gatherer with those of another party which is transporting the Gas on behalf of Shipper, a meter or meters of standard type and design as specified in this Article VII to measure all of the Gas to be received/delivered hereunder.

  7.10
  Shipper may install, operate and maintain, at its own expense, check measuring equipment as it shall desire, provided that check meters and equipment shall be installed so as not to interfere with the operation of Gatherer's meters or a meter operated on behalf of Gatherer. Gatherer shall have access to check measuring equipment at all reasonable hours, but Shipper shall perform all calibrations and adjustments thereof and changing of charts.

  7.11
  Both Gatherer and Shipper shall have the right to be represented at any installation, reading, cleaning, changing, repairing, inspection, calibration or adjustment done in connection with the other's measuring equipment. The records from such measuring equipment shall remain the property of the owner of the equipment, but the owner, upon request by the other party, will submit records, charts, and data together with calculations therefrom, for inspection and verification, subject to return within thirty (30) Gas Days after receipt.

  7.12
  The party operating the measuring equipment shall use approved standard methods in general use in the Gas industry and shall cause adequate tests to be made to determine the quality of the Gas delivered hereunder and the results of such testing shall be made available to the other party upon request. Meter tests shall be conducted as set forth more fully below in this Article. Such tests shall be made frequently enough to ensure that the Gas conforms to the specifications hereof and no less than quarterly.

  7.13
  Gatherer shall test or cause to be tested its meters at reasonable intervals, no less than quarterly. Shipper, at its sole expense, may have tests of Gatherer's meters made at reasonable times in the presence of Gatherers representatives.

  (a)
  If, upon any test, measuring equipment is found to be inaccurate by less than two percent (2%), previous readings of such equipment shall be used to determine the correct values in computing deliveries of Gas. The equipment shall be properly adjusted at once to record accurately.

    (b)
    If, upon any test, any measuring equipment shall be found to be inaccurate by an amount exceeding two percent (2%) of the calculated volume, then any previous readings of such equipment shall be corrected to zero error for any period which is known definitely or agreed upon. In case the period is not known definitely or agreed upon, such adjustment shall be for a period extending over one-half of the time elapsed since the date of last test but not exceeding a correction period of ninety (90) Gas Days.

  7.14
  If for any reason Gatherer's meters are out of service or not properly operating, the amount of Gas delivered during the affected period shall be estimated and agreed upon on the basis of the best data available, using the first of the following methods, which is feasible.

  (a)
  By using the registration of any check meter or meters if installed and accurately registering;

  (b)
  By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

  (c)
  By estimating the quantity of delivery by deliveries during preceding periods under similar conditions when the meter was registering accurately.

  7.15
  If Gatherer and Shipper mutually agree to institute a new method or technique of Gas measurement, Gatherer may substitute such new method or technique. Gatherer shall promptly inform Shipper of the adoption of any such new technique and the date of its implementation.

ARTICLE VIII

PRESSURES

  8.01
  Shipper shall deliver Gas or cause Gas to be delivered to Gatherer at pressures sufficient to effect delivery of the Gas into the Gathering Facilities at the Interconnection Point(s). Gatherer agrees to not exceed the applicable Pressure Obligation, described on Appendix "D", at the Interconnection Point(s).

  8.02
  Nothing herein shall obligate Shipper to install compression; however, if Shipper elects to install compression prior to delivery, said installation shall be installed in a manner that shall not induce pulsation and/or SRE (Square Root Error) in the downstream measuring devices. SRE shall be no greater than 0.25%. If SRE is greater than 0.25%, then it shall be the responsibility of the Shipper to resolve the SRE to the satisfaction of Gatherer. All costs associated with the resolution of any problem hereunder shall be the responsibility of Shipper.

  8.03
  Gatherer shall deliver Gas for Shipper's account at pressures sufficient to enter the Delivery Point(s), but in no event greater than 1440 psig. However, Gatherer shall have no obligation to otherwise modify its Gathering Facilities or operations in order to effect deliveries at the Delivery Point(s) for gas in excess of the MDQ.

ARTICLE IX

QUALITY

  9.01
  All Gas tendered by Shipper for Gathering at the Receipt Point(s) shall conform to all of the minimum quality specifications of any pertinent downstream transporters; however, in no event shall the Gas quality fall below the specifications set forth below.

    (a)
    At a base pressure of fourteen and seventy-three hundredths (14.73) p.s.i.a. and a base temperature of sixty degrees Fahrenheit (60°F), such Gas shall not contain more than:

    (1)
    One quarter (1/4) grain of hydrogen sulfide per one hundred (100) cubic feet;

    (2)
    Two (2) grains of total sulfur per one hundred (100) cubic feet including the sulfur in any hydrogen sulfide, mercaptan sulfides and residual sulfur;

    (3)
    One quarter (1/4) grain of mercaptans per one hundred (100) cubic feet;

    (4)
    Ten parts per million (0.001 percent) by volume of oxygen and

    (b)
    Such Gas shall be commercial in quality and shall only contain the reasonable and customary amounts of water and coal fines found in the ordinary course of coalbed methane production. Gatherer reserves the right to refuse to accept any Gas containing materials other than those found in the reasonable and customary coal bed methane production and which is unacceptable to pipelines downstream of Gatherers Receipt Point(s).

    (c)
    At a base pressure of fourteen and seventy-three hundredths (14.73) p.s.i.a., the Gross Dry Heating Value of such Gas shall not be less than nine hundred fifty (950) Btu's per cubic foot nor more than one thousand two hundred ten (1,210) Btu's per cubic foot.

    (d)
    The temperature of such Gas shall not be less than forty degrees Fahrenheit (40°F) nor exceed one hundred and twenty degrees Fahrenheit (120°F).

    (e)
    The Gas shall not contain hydrocarbons in the liquid state at the minimum base pressure or the pressure existing at the Interconnect Point(s), if higher.

  9.02
  Gatherer, at its sole discretion reasonably exercised, may refuse to accept receipt of any Gas from Shipper not meeting the minimum quality specifications set forth above; thereafter, Shipper shall have the right to conform the Gas to the above specifications. If Shipper does not elect to or cannot conform the Gas to said specifications, then Gatherer may accept Gas tendered by Shipper hereunder which does not meet the above specifications, treat the same to conform to said specifications, and charge Shipper a fee for such service. The amount to be charged each Month and any terms and conditions pertaining thereto shall be agreed to between the Parties prior to the time Gatherer commences to treat Shippers Gas. If neither Gatherer nor Shipper elects to treat the Gas to conform to the above specifications, and/or such Gas cannot be brought into conformance with the minimum quality specifications, then Gatherer may, upon thirty (30) Days prior written notice to Shipper, release from this Agreement the Well(s) from which such non-conforming Gas is produced. Any such refusal to accept non-conforming Gas hereunder may be made known by Gatherer to Shipper by notification via facsimile or electronic media as soon as reasonably practicable after such decision has been made by Gatherer. Gatherer may, at its sole discretion, accept gas that does not meet minimum quality specifications, if in Gatherer's judgment; such gas can be blended with other gas on Gatherer's system so that the total gas stream meets the minimum quality specifications without causing any detrimental effects to Gatherer's facilities.

  9.03
  Gatherer may elect, at its sole discretion, to accept Gas that fails to meet the specifications of this Article for a limited period of time. Gatherer's acceptance of such non-conforming Gas shall not constitute a waiver by Gatherer of any quality specifications set forth in this Article with respect to any other Receipt or Delivery of Shipper's Gas.

ARTICLE X

BILLING AND PAYMENT

  10.01
  "Interest Rate" shall mean the Prime Interest Rate as published in the Wallstreet Journal plus five (5) percent per annum.

  10.02
  Gatherer shall invoice Shipper for all Gas gathered in the Month on or before the twentieth (20th) Day of the succeeding Month. The invoice shall set forth the total quantity, of Gas received and delivered by Gatherer during the preceding Month and the total amount of all fees for Gathering Service and other charges applicable for the Month.

  10.03
  Payment for any invoice shall be due and payable to Gatherer by Shipper twenty (20) days from the date of receipt of Gatherer's invoice.

  10.04
  Any payment due Gatherer of $25,000 or more shall be made by Shipper to Gatherer by wire transfer (or Automated Clearinghouse) to the account indicated in Appendix "C." Any payment due Gatherer of less than $25,000 may be made by check payable to Gatherer at the address indicated in Appendix "C".

  10.05
  Should Shipper fail to pay part or all of any invoice when due, interest will accrue on any outstanding balance at the Interest Rate from the date due until the date payment is received by Gatherer. If all or any part of any invoice remains unpaid for longer than thirty (30) Days, Gatherer, in addition to any other remedy it may have, may suspend Gathering Service hereunder upon thirty (30) Days written notification to Shipper.

  10.06
  Should Shipper fail to pay part or all of any invoice when due because there are certain line items in dispute, any dispute resolution shall be handled as follows:

  (a)
  Shipper shall, within ten (10) Days of receipt of such invoice, send Gatherer written notice setting forth the specific details of the disputed items.

  (b)
  Upon timely receipt of such notice, Gatherer will suspend the application of interest until such time as the disputed items are resolved to the satisfaction of both parties. At that time, Gatherer will send Shipper written notification of such resolution. If the resolution results in an amount still due and owing to Gatherer, Shipper will then have ten (10) Days from the date of such notice within which to pay the remaining balance due on the disputed invoice. If the resolution results in a credit due Shipper, Gatherer will apply the credit on the next invoice to be issued to Shipper.

  (c)
  In the event Gatherer does not receive timely notification of Shipper's disputed invoicing items, Gatherer will not suspend interest, and Section 10.05 will apply.

  10.07
  Each party has the right, at its sole expense and upon reasonable advance notice to the other, to examine the records of the other party during normal business hours to the extent necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement: provided, however, that neither party shall examine the books and records of the other more frequently than once each year, and any such examination shall be confined to a period not exceeding two (2) years prior to the date the examination is to be conducted. This provision shall survive any termination of this Agreement for a period of two (2) year from the date of termination.

  10.08
  As a condition precedent to Gatherer's obligation to gather Gas hereunder and at any time during the term of this Agreement, Gatherer may request credit information concerning Shipper, including but not limited to:

  (a)
  A copy of Shipper's bank references satisfactory to Gatherer;

    (b)
    A copy of Shipper's most recent annual report and 10-K Form; if applicable,

    (c)
    A completed credit application form furnished by Gatherer; and,

    (d)
    Shipper's Federal Identification Number.

  10.09
  Based upon Gatherer's review of the above credit information furnished by Shipper, Gatherer shall have the right not to proceed with the Gathering of Gas pursuant to this Agreement if, in Gatherer's sole opinion reasonably exercised, Shipper does not have the financial capability to perform its obligations hereunder, in which event, Gatherer may terminate this Agreement and neither parry shall have any further rights or obligations hereunder. Furthermore, during the term of this Agreement, if, at any time Gatherer becomes concerned about Shipper's financial condition or Shipper's ability to fulfill its obligations hereunder, Gatherer may request, from time to time, supplemental credit information from Shipper, including but not limited to, the items specified above, and Gatherer, at its sole discretion, may:

  (a)
  suspend Gatherer's obligations to gather Gas hereunder until Shipper shall furnish to Gatherer a bond, letter-of-credit, or other documentation satisfactory to Gatherer, evidencing Shipper's financial capability to perform its obligations hereunder; or

  (b)
  terminate this Agreement in which event neither party shall have any further rights or obligations hereunder, except that Shipper shall remain liable for all outstanding payments then due and payable to Gatherer hereunder.

ARTICLE XI

TAXES AND ROYALTY

  11.01
  All production, severance, excise, ad valorem, processing, Btu and other taxes, imposed or levied by any state government or the federal government or any governmental agency on the Gas delivered by Shipper for Gathering hereunder and any and all other taxes or fees now or hereafter so levied, assessed, or collected on such Gas shall be the liability of Shipper. In the event Gatherer is required to collect or remit any such tax, then Gatherer may invoice Shipper monthly for the amount thereof. Shipper shall indemnify and hold Gatherer harmless from any and all charges, penalties, costs and expenses of whatever kind or nature arising from Shipper's failure to pay such taxes, including, but not limited to, the costs and expense of any litigation and reasonable attorney's fees associated therewith. Notwithstanding any provision contained herein, Shipper shall not be responsible for any tax levied against Gatherer.

  11.02
  Shipper shall make any and all royalty or overriding royalty payments or other payments due or which may become due to any party, on the Gas delivered to Gatherer hereunder under the terms of any Lease(s) or under the terms of any assignments, contracts, or any agreements affecting Gas delivered by Shipper to Gatherer. Shipper shall indemnify and hold Gatherer harmless from any and all charges, loss, costs or expenses of whatever kind or nature arising from Shipper's failure to make any such payments, including, but not limited to, the costs and expenses of any litigation and reasonable attorney's fees associated therewith.

  11.03
  Shipper's indemnification's hereunder shall survive any termination of this Agreement.

ARTICLE XII

NOTICES AND PAYMENT INFORMATION

  12.01
  Except as otherwise provided herein, any notice which either party desires to give to the other shall be in writing and shall be duly delivered when mailed or sent by successful facsimile transmission to the party to be notified as specified on Appendix "C".

ARTICLE XIII

CONTROL AND POSSESSION

  13.01
  Shipper shall be deemed to have control and possession of Shipper's Gas until delivered at the Interconnection Point(s) hereunder and after redelivery of the Gas at the Delivery Point(s), and shall be responsible and hold Gatherer harmless from any damage or injury caused thereby. Gatherer shall have control and possession of Shipper's Gas after such Gas has been received by Gatherer at the Interconnection Point(s) and until Gatherer delivers Shipper's Gas to Shipper at the Delivery Point(s). Gatherer shall not be liable to Shipper for any damage to or loss of Shipper's Gas while in Gatherer's control and possession, unless Gatherer's gross negligence or willful misconduct caused such damage or loss.

ARTICLE XIV

TITLE AND AUTHORITY

  14.01
  Shipper warrants that it has the right and title to all Gas delivered hereunder for Gathering and that Shipper has the authority to contract exclusively to have Shipper's Gas gathered hereunder. Furthermore, Shipper warrants that Shipper's Gas is free and clear of all liens, encumbrances and claims, and that Shipper has the right, power and authority to enter into this Agreement and to grant Gatherer the rights, titles, benefits and interests created hereby. Shipper shall indemnify and hold Gatherer harmless from any and all claims, demands, losses, damages, expenses, liens, causes of action, suits and judgments, including, but not limited to, all court costs and reasonable attorney's fees in connection therewith, relating to disputes over Shippers Gas and/or title thereto. Shipper's indemnification shall survive any termination of this Agreement. In the event any adverse claim of any character whatsoever is asserted with respect to any of Shipper's Gas, Gatherer shall have the right to suspend Gathering Service under this Agreement until such time as Shipper's title or right to deliver is free from reasonable question, but only to such adverse claim.

  14.02
  It is expressly understood that title to all Gas delivered by Shipper to Gatherer for Gathering hereunder shall be held by Shipper and in no event shall Gatherer take title to Gas gathered pursuant to this Agreement, except as provided for in this Agreement regarding FL&,U and Balancing.

  14.03
  Gatherer shall retain all right, title, interest and ownership in any Condensate and/or Gas liquids, which condense or are recovered in the Gatherer's Gathering System(s) through normal pipeline, Gathering, and compression operations.

ARTICLE XV

FORCE MAJEURE

  15.01
  The term "force majeure" as used in this Agreement shall mean any cause or causes not reasonably within the control of the party claiming suspension and which, by the exercise of reasonable diligence, such party is unable to prevent or overcome. Such term shall likewise include, but not be limited to: Acts of God; acts, omissions to act and or delays in federal, state or local government or any agency thereof; compliance with rules, regulations or orders of any governmental authority or any department, agency, or instrumentality thereof; strikes, lockouts or other industrial disturbances; acts of the public enemy; wars; blockades; insurrections; riots; epidemics, landslides; lightning; earthquake" fires; storms; floods: washouts: winter weather, spring thaw or other inclement weather; arrest or restraint of rulers of peoples; civil disturbances; terrorist activities; interruptions by governmental or court orders; present and future valid orders of any regulatory body having jurisdiction; explosions; the interruption or suspension of the receipt or delivery of Gas hereunder due to the inability, failure or refusal of any party not a party to this Agreement to receive or deliver such Gas; breakage or accident to, or routine maintenance and repair of, machinery or lines or pipes; compressors or plants; Well blowouts: freezing of Wells, or lines of pipe, sudden partial or sudden entire failure of Gas Wells; failure to obtain materials and supplies due to governmental regulations, the inability of either party to acquire, or the delays an the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, materials and supplies; permits and consents, and easements and/or rights-of-way.

  15.02
  In the event either parry hereto is rendered, wholly or in part, by force majeure, unable to carry out its obligations under this Agreement other than to indemnify or to make payments of any amount due hereunder, including, but not hunted to, Shipper's payment of demand fees, it is agreed that, upon such party giving notice and full particulars of such force majeure, in writing (which can be effected by facsimile or other electronic media) to the other party as soon as possible after the occurrence of the causes relied on, then the obligation of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that this provision shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing parties when such course is inadvisable in the discretion of the party hereto having the difficulty.

ARTICLE XVI

INDEMNIFICATION

  16.01
  Subject to the provisions of Section 19.01, each of the Parties hereto agrees that it will assume all risk and liability for the maintenance and operation of its respective property to itself, its agents or employees, for any injury, including death, or damages resulting in any manner from its conduct in connection with the installation, presence, maintenance and operation of its property and equipment hereunder, and shall indemnify and hold harmless the other party for any and all losses, suits, claims or actions, costs, "including all attorneys fees and court costs", damages, demands or expenses resulting at anytime from any and all causes due to any act or omission of itself or its agents or employees in this regard. The Parties' indemnifications hereunder shall survive any termination of this Agreement.

  16.02
  SUBJECT TO THE PROVISIONS OF SECTION 19.01, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, IN TORT, CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. THE PARTIES INTEND THAT THE LIMITATIONS UNDER THIS SECTION 16.02 IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OR STRICT LIABILITY OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

ARTICLE XVII

ASSIGNMENT

  17.01
  This Agreement, and the Parties' respective rights and obligations hereunder, shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement, including, but without limitation, any and all renewals, extensions, amendments and/or supplements hereto, and all rights, title and interest contained herein shall not be assigned without the express written consent of the other parry; provided, that said consent shall not be unreasonably withheld; and provided further that either party may assign this Agreement to any affiliate or subsidiary without the prior consent of the other.

ARTICLE XVIII

ATTORNEY-IN-FACT

  18.01
  Quaneco L.L.C. and Dolphin Energy Corporation, both of whom who are, as stated in the introductory paragraph hereof, individual shippers hereunder, hereby each name, make and appoint Pinnacle Gas Resources, Inc. as its true and lawful attorney-in-fact for the purpose of their performance of this Agreement and hereby confer upon Pinnacle Gas Resources, Inc., the power to nominate daily Gas volumes, to deliver Gas to the Delivery Points and to receive Gas at the Receipt Points and to do and perform each and every act on their behalf under the Agreement in their name and to the same effect as if such act had been performed by them, either jointly or separately.

ARTICLE XIX

INTERPRETATION AND CONTROLLING LAW; CONSENT TO VENUE; JOINT AND
SEVERAL LIABILITY

  19.01
  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MONTANA, EXCLUDING ANY CONFLICT-OF-LAWS RULE, OR PRINCIPLE WHICH MIGHT REFER SUCH CONSTRUCTION TO THE LAWS OF ANOTHER STATE.

  19.02
  THE PARTIES AGREE AND CONSENT THAT ANY ACTION AT LAW, SUIT IN EQUITY OR OTHER JUDICIAL PROCEEDING BROUGHT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY PROVISION THEREOF SHALL BE INSTITUTED ONLY IN THE COURTS LOCATED IN THE STATE OF MONTANA.

  19.03
  IN THE EVENT EITHER PARTY HAS TO INITIATE ANY ACTION TO ENFORCE ITS RIGHTS HEREUNDER THEN THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS COSTS, INCLUDING, BUT NOT LIMITED TO, ITS COURT COSTS AND EXPENSES AND REASONABLE ATTORNEY'S FEES.

  19.04
  SHIPPER AND EACH OF THEM SHALL BE JOINTLY AND SEVERALLY LIABLE FOR ALL SHIPPER'S OBLIGATIONS HEREUNDER.

ARTICLE XX

REGULATION

  20.01
  Subject to Gatherer's rights set forth in the Article titled "TERM OF AGREEMENT", this Agreement and the respective rights and obligations of the Parties hereto are subject to, and shall be varied and amended to comply with or conform to, all existing and future laws, statutes, rules, regulations, orders or directives promulgated by any duly constituted state or federal governmental authority, regulatory body or commission having jurisdiction or control over the Parties, their respective facilities or Gas supply, this Agreement, the Gathering of Gas, or any of the provisions hereof.

ARTICLE XXI

WAIVER

  21.01
  No waiver by Gatherer or Shipper of any default of the other parry under this Agreement shall operate as a waiver of any subsequent default, whether of a like or a different character.

ARTICLE XXII

MODIFICATIONS AND AMENDMENTS

  22.01
  All modifications, amendments or changes to this Agreement, whether made simultaneously with or after the execution of this Agreement, shall be in writing, executed by all Parties hereto. Course of dealing and/or course of performance between the Parties shall not be considered in determining the meaning and intent of the terms and conditions stated herein.

ARTICLE XXIII

AGREEMENTS BEING SUPERSEDED

  23.01
  When this Agreement becomes effective, it shall supersede and cancel any other agreements between the Parties for the same service identified herein.

ARTICLE XXIV

MISCELLANEOUS

  24.01
  The descriptive headings for the articles, sections, and paragraphs contained in this Agreement were written and arranged for convenience only and shall not affect the meaning or interpretation of the provisions herein.

  24.02
  Unless otherwise specified herein, this Agreement contains the entire agreement between the Parties, and except as stated herein, there are no promises, agreements, or warranties, obligations, assurances, or conditions precedent or otherwise, affecting it. Insofar as the Parties have had prior dealings, including the negotiations and exchanges leading up to this writing, it is the intention of the respective Parties to negate specifically any effect of any prior dealings with respect to the writing.

        IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date stated above.

BITTER CREEK PIPELINES, LLC "GATHERER"	PINNACLE GAS RESOURCES, INC. "SHIPPER"
By: /s/ Paul Hopfauf	By: /s/ Peter G. Schoonmaker
Name: Paul Hopfauf	Name: Peter G. Schoonmaker
Title: Vice President & General Manager	Title: CEO
Date Signed: 12-23-2005	Date Signed: 12/27/05
QUANECO, L.L.C. "SHIPPER"	DOLPHIN ENERGY CORPORATION "SHIPPER"
By: /s/ Paul J. Mysyk	By: /s/ Cecil D. Gritz
Name: Paul J. Mysyk	Name: Cecil D. Gritz
Title: CEO	Title: COO
Date Signed: 1/20/06	Date Signed: 1/16/2006

APPENDIX "A"
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

EFFECTIVE DATE:    The later of January 1, 2006 or the completion of the initial gathering system pipeline and compression facilities necessary to begin receipt and delivery of gas.

CONTRACT NO.:    077028

PRIMARY TERM:    Ten (10) years, and then month-to-month thereafter.

MDQ:    Total MDQ from all receipts points will correspond to the MDQ specified in the high-pressure contract, Contract # 077027.

RECEIPT POINT MDQ(s):    The total Receipt Point MDQ cannot exceed Total MDQ for contract.

1.                          BATTERY              MMcf per Day @                          psig screw compressor suction pressure, where suction pressure is measured at the suction inlet flange of the compressor (the suction inlet flange pressure will be considered equivalent to the common suction header for all battery level compressors less 1 psig).

(Example: 1.95 MMcf per Day @ 5 psig. Shipper may choose from Table (1) desired MDQ and corresponding maximum pressure.)

Table 1:    Shipper shall choose from the following table the desired MDQ and associated suction flange pressure:

Suction Flange Pressures—PSIG	Each Screw Unit
1	1.55
2	1.63
3	1.75
4	1.83
5	1.95
7	2.13
10	2.27
12	2.37
15	2.47
20	2.68
24	2.88
30	3.25

GATHERING RATE:    The Gathering Rate hereunder shall be comprised of (A) a commodity rate based on average daily volumes, and (B) monthly demand charges based on the number of compression sites and number of compressors.

APPENDIX "A" (continued)
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

(A)
The commodity rate shall be as follows:

Average Daily Volumes (Mcf)	Commodity (per Mcf plus fuel)
First 10,000	$0.44
Next 10,000	$0.37
Next 10,000	$0.34
Next 10,000	$0.32

40,001 and greater	$0.28

GATHERING RATE (continued):    The commodity rate shall be based on the average daily volumes of Gas only for the days of the month in which Gatherer is otherwise ready, willing and able to take gas in accordance with this Agreement, to be calculated as outlined in the following paragraph of this Appendix "A".

The Average Daily Volume shall be calculated by dividing the volume of gas received by Gatherer at each Receipt Point by the number of days in the Month that Gatherer's facilities at such Receipt Point were operational. The sum of the individual Receipt Point volumes shall then be divided by the number of Receipt Points used in determining the average daily volume.

(B)
The monthly demand charges shall be calculated as follows:

  A central compression monthly demand charge of $25,000 shall be paid by Shipper for each operational Central Compression Site which will include one (1) nominal 1680 horsepower reciprocating compressor unit. Each additional compressor unit required will have a monthly demand charge of $20,000. (Note: Demand charges at Deer Creek Station will be prorated based upon the percentage of shipper's gas in the total throughput.) Demand fees shall continue as long as the compressor station and units are available and ready for service.

  A screw compression monthly demand charge of $20,000 shall paid by Shipper for each operational Screw Compression Site which will include one nominal four-hundred (400) horsepower compressor unit. Each additional screw compressor unit will have a monthly demand charge of $8,000. Demand fees shall continue as long as the compressor station and units are available and ready for service.

LIQUID WATER COLLECTED:    Liquid water removed from the gas stream by Gatherer at the compressor station inlet the responsibility of Shipper to store and dispose of. All other water collected in Gatherer's facilities will be the responsibility of Gatherer.

RATE ADJUSTMENT:    Effective January 1, 2007, and annually each January 1st thereafter, the monthly demand and gathering rates shall be adjusted based on the GDP Implicit Price Deflator contained in the Gross Domestic Product, 4th quarter (final) report, published by the U. S. Department of Commerce, Bureau of Economic Analysis, "GDP Deflator" in March of each year. For purposes of adjusting this contract, the annual rate adjustment percentage ("Escalator") will be determined by Gatherer each April 1 by calculating the percent of increase or decrease from the previous year's GDP Deflator and the current year's GDP Deflator.

APPENDIX "A" (continued)
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

FUEL, LOST AND UNACCOUNTED GAS QUANTITY:    The Fuel, Lost and Unaccounted For (FL&U) reimbursement rate shall be based upon the actual fuel used, lost and unaccounted for. The FL&U reimbursement rate shall be the difference between volumes received at Receipt Point(s) less volumes delivered at the Delivery Point.

BITTER CREEK PIPELINES, LLC "GATHERER"		PINNACLE GAS RESOURCES, INC. "SHIPPER"
By:	/s/ Paul Hopfauf	By:	/s/ Peter G. Schoonmaker
Name:	Paul Hopfauf	Name:	Peter G. Schoonmaker
Title:	Vice President & General Manager	Title:	CEO
Date Signed:	12-23-2005	Date Signed:	12/27/05

APPENDIX "A" (continued)
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

QUANECO, L.L.C. "SHIPPER"		DOLPHIN ENERGY CORPORATION "SHIPPER"
By:	/s/ Paul J. Mysyk	By:	/s/ Cecil D. Gritz
Name:	Paul J. Mysyk	Name:	Cecil D. Gritz
Title:	CEO	Title:	COO
Date Signed:	1/20/06	Date Signed:	1/16/2006

This Appendix "A" supersedes and cancels any previously effective APPENDIX "A" to the referenced Gas Gathering Agreement.

APPENDIX "B"
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

EFFECTIVE DATE:    The later of January 1, 2006 or the completion of the initial gathering system pipeline and compression facilities necessary to begin receipt and delivery of gas.

CONTRACT NO.:    077028

RECEIPT POINT(S):    Inlet of Screw Compression Sites. Gas will be measured at the Screw Compressor outlet meter(s). Screw compression fuel gas will be taken off downstream of the battery discharge flow meter, and the fuel gas flow will be measured. Volume received at each receipt point includes the fuel gas.

DELIVERY POINT(S):    Outlet meters of central compressor stations including Deer Creek Station and other central compressor stations as required as production increases. Gas will be delivered into Bitter Creek's high-pressure Sheridan-Landeck pipeline system.

BITTER CREEK PIPELINES, LLC "GATHERER"		PINNACLE GAS RESOURCES, INC. "SHIPPER"
By:	/s/ Paul Hopfauf	By:	/s/ Peter G. Schoonmaker
Name:	Paul Hopfauf	Name:	Peter G. Schoonmaker
Title:	Vice President & General Manager	Title:	CEO
Date Signed:	12-23-2005	Date Signed:	12/27/05
QUANECO, L.L.C. "SHIPPER"		DOLPHIN ENERGY CORPORATION "SHIPPER"
By:	/s/ Paul J. Mysyk	By:	/s/ Cecil D. Gritz
Name:	Paul J. Mysyk	Name:	Cecil D. Gritz
Title:	CEO	Title:	COO
Date Signed:	1/20/06	Date Signed:	1/16/2006

This APPENDIX "B "supersedes and cancels any previously effective APPENDIX "B" to the referenced Gas Gathering Agreement.

APPENDIX "C"
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

EFFECTIVE DATE:    The later of January 1, 2006 or the completion of the initial gathering system pipeline and compression facilities necessary to begin receipt and delivery of gas.

CONTRACT NO.:    077028

NOTICE TYPE	GATHERER	SHIPPER
CONTRACTS	Bitter Creek Pipelines, LLC P.O. Box 5601 Bismarck, ND 58506-5601 Attn: Nancy Senger Telephone: (701) 530-1585 Fax: (701) 530-1596	Pinnacle Gas Resources, Inc. 1000 Louisiana Suite 1500 Houston, TX 77002 Attn: Gary W. Uhland Telephone: (713) 328-1080 Fax: (713) 328-1089
SCHEDULING	Bitter Creek Pipelines, LLC P.O. Box 5601 Bismarck, ND 58506-5601 Attn: Nancy Senger Telephone: (701) 530-1585 Fax: (701) 530-1596 Email: nancy.senger@wbip.com	Pinnacle Gas Resources, Inc. 1 E. Alger Suite 206 Sheridan, WY 82801 Attn: Paul Stroud Telephone: (307) 673-9710 Fax: (307) 673-9711
ACCOUNTING	Bitter Creek Pipelines, LLC P.O. Box 5601 Bismarck, ND 58506-5601 Attn: Energy Support Telephone: (701) 530-1580 Fax: (701) 530-1596	Pinnacle Gas Resources, Inc. 1 E. Alger Suite 206 Sheridan, WY 82 801 Ann: Ron Barnes Telephone: 307-673-9710 Fax: 307-673-9711
PAYMENTS	BY CHECK	BY WIRE
	Bitter Creek Pipelines, Attn: Accounts Receivable P.O. Box 5601 Bismarck, ND 58506-5601	Bitter Creek Pipelines, LLC US Bank North Dakota ABA # 091300023 Account # 163095557142

APPENDIX "C" (continued)
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

BITTER CREEK PIPELINES, LLC "GATHERER"	PINNACLE GAS RESOURCES, INC. "SHIPPER"
By: /s/ Paul Hopfauf	By: /s/ Peter G. Schoonmaker
Name: Paul Hopfauf	Name: Peter G. Schoonmaker
Title: Vice President & General Manager	Title: CEO
Date Signed: 12-23-2005	Date Signed: 12/27/05
QUANECO, L.L.C. "SHIPPER"	DOLPHIN ENERGY CORPORATION "SHIPPER"
By: /s/ Paul J. Mysyk	By: /s/ Cecil D. Gritz
Name: Paul J. Mysyk	Name: Cecil D. Gritz
Title: CEO	Title: COO
Date Signed: 1/20/06	Date Signed: 1/16/2006

This APPENDIX "C" supersedes and cancels any previously effective APPENDIX "C" to the referenced Gas Gathering Agreement.

APPENDIX "D"
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

EFFECTIVE DATE:    The later of January 1, 2006 or the completion of the initial gathering system pipeline and compression facilities necessary to begin receipt and delivery of gas.

CONTRACT NO:    077028

SCREW COMPRESSION SITE:    Gatherer is responsible for 100% of the costs associated with the location, design, construction, maintenance and operation of all facilities downstream of the Interconnect Point(s) to the Delivery Point(s). Shipper agrees to provide road access to the Screw Compression Site(s). In order to ensure timely and suitable expansion of Gatherer's facilities, Gatherer and Shipper agree to meet periodically to discuss Shipper's field development and production forecasts. The parties will work together and mutually agree upon the location of future Screw Compression Site(s) and the time in which such site(s) must be constructed and operational in order to accommodate Shipper's gas from expanding development. Shipper shall provide for access by Gatherer to Receipt Point(s). Shipper shall provide for access road(s) for Receipt Point(s) and all maintenance of said road(s). For those Right of Way (ROW) areas where common facilities are installed, Shipper will provide for all maintenance of said ROW areas.

        OPERATING PRESSURE / VOLUME OBLIGATION:    Gatherer agrees to use its best efforts to construct and operate its facilities in a mariner to maintain operating pressures at or below the levels specified or flows at or above those specified for each Receipt Point (specific pressures defined by requested MDQ flow and pressure level in Appendix A attached hereto). In those instances when the actual average monthly operating pressure exceeds the designated level and the actual average monthly flow is below the designated level for a battery facility, Gatherer shall initiate improvements to bring the operating pressure below or the flow above the designated level. If the average monthly pressure exceeds the designated level and the average monthly flow is less than the designated level for more than two consecutive months, then Shipper's commodity gathering rate for all gas that did flow through the restricted location will be reduced by fifty percent (50%) beginning with the second month of non-compliance until compliance is achieved. The above commodity rate reduction will not be applicable during times in which new production being brought on does not coincide with existing horsepower available at a given battery location provided that Shipper and Gatherer mutually agree upon an operational plan to bring pressures back within desired specifications.

The Gathering Rate adjustments will remain until the monthly average pressure is at or below the Pressure Obligation. Gatherer will have a pressure transducer installed at the compressor suction as defined in Appendix "A" attached hereto in order to get accurate pressure information. This pressure information will be provided to Shipper electronically as frequently as possible but not less then once every twenty-four (24) hours.

RUNTIME OBLIGATION:    If Gatherer is unable to meet the Operating Pressure / Volume Obligation as defined above, then Gatherer shall make a payment to Shipper or credit Shipper with the applicable dollar amount as set forth in the table below for each location/unit beginning in the month in which the obligation is not met:

Actual Monthly Runtime % at the location/unit	Central Compressor Unit	Screw Compressor Unit
Less than 95% but greater than or equal to 90%	50% reduction in demand fees	504% reduction in demand fees
Less than 90%	75% reduction in demand fees	75% reduction in demand fees

Runtime percentage for each site shall be computed as follows:

Total of hours run by all compressor units at the site / hours in the month × number of units at the site

APPENDIX "D" (continued)
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

The Runtime Obligation payment or credit for the Central Compressor Site(s) shall apply only if the Operating Pressure / Volume Obligation for one or more of the screw compressor sites is not met.

OBLIGATION EXCLUSION:    The "Operating Pressure /Volume Obligation" and "Runtime Obligation" sections of this Appendix "D" shall not apply during times when Gatherer suspends receipt of gas at Interconnection Point(s) due to failure of Shipper's gas to meet the quality specifications as set forth in Article IX of this Agreement or if Shipper requests modifications or additions at Compression Sites that require downtime.

BITTER CREEK PIPELINES, LLC "GATHERER"	PINNACLE GAS RESOURCES, INC. "SHIPPER"
By: /s/ Paul Hopfauf	By: /s/ Peter G. Schoonmaker
Name: Paul Hopfauf	Name: Peter G. Schoonmaker
Title: Vice President & General Manager	Title: CEO
Date Signed: 12-23-2005	Date Signed: 12/27/05
QUANECO, L.L.C. "SHIPPER"	DOLPHIN ENERGY CORPORATION "SHIPPER"
By: /s/ Paul J. Mysyk	By: /s/ Cecil D. Gritz
Name: Paul J. Mysyk	Name: Cecil D. Gritz
Title: CEO	Title: COO
Date Signed: 1/20/06	Date Signed: 1/16/2006

This APPENDIX "D "supersedes and cancels airy previously effective APPENDIX "D "to the referenced Gas Gathering Agreement.

APPENDIX "E"
TO THE
GAS GATHERING AGREEMENT
BETWEEN
BITTER CREEK PIPELINES, LLC
AND
SHIPPER

"BITTER CREEK. PIPELINES" LAND DESCRIPTION			"CANTERA" LANDS SUBJECT TO CANTERA OPTION
T2N—R49E	T2S—R44E	T6S—R42E	T6S—R43E (SEC. 32)
T2N—848E	T2S—R43E	T6S—R41E	T7S—R43E
T2N—R47E	T2S—R42E	T6S—R40E	T7S—R42E
T2N—R46E	T2S—R41E	T6S—R39E	T7S—R40E (SEC. 32)
T2N—R45E	T2S—R40E	T6S—R38E	T8S—R45E (W/2, SEC. 10 & 15)
T2N—R44E	T2S—R39E	T6S—R37E	T8S—R44E
T2N—R43E	T2S—R38E	T7S—R44E	T8S—R43E
T2N—R42E	T2S—R37E	T7S—R43E	T8S—R42E
T2N—R41E	T3S—R44E	T7S—R42E	T8S—R41E (E/2)
T2N—R40E	T3S—R43E	T7S—R41E	T8S—R3 8E (SEC. 25)
T2N—R39E	T3S—R42E	T7S—R40E	T9S—R45E (SEC. 4)
T2N—R38E	T3S—R41E	T7S—R39E	T9S—R44E
T2N—R37E	T3S—R40E	T7S—R38E	T9S—R43E
TIN—R49E	T3S—R39E	T7S—R37E	T9S—R42E
TIN—R48E	T3S—R38E	T7.5S—R41E	T9S—R41E
TIN—R47E	T3S—R37E	T7.5S—R40E
TIN—R46E	T4S—R44E	T8S—R44E
TIN—R45E	T4S—R43E	T8S—R43E
TIN—R44E	T4S—R42E	T8S—R42E
TIN—R43E	T4S—R41E	T8S—R41E
TIN—R42E	T4S—R40E	T8S—R40E
TIN—R41E	T4S—R39E	T8S—R39E
TIN—R40E	T4S—R38E	T8S—R38E
TIN—R39E	T4S—R37E	T8S—R37E
TIN—R38E	T5S—R44E	T9S—R44E
TIN—R37E	T5S—R43E	T9S—R43E
TIS—R44E	T5S—R42E	T9S—R42E
TIS—R43E	TSS—R41E	T9S—R41E
TIS—R42E	T5S—R40E	T9S—R40E
TIS—R41E	T5S—R39E	T9S—R39E
TIS—R40E	T5S—R38E	T9S—R38E
TIS—R39E	T5S—R37E	T9S—R37E
TIS—R38E	T6S—R44E	T10S—R43E
TIS—R37E	T6S—R43E	T10S—R42E

QuickLinks

  Exhibit 10.6
GAS GATHERING AGREEMENT Between BITTER CREEK PIPELINES, LLC "GATHERER" and Pinnacle Gas Resources, Inc Quaneco L.L.C. and Dolphin Energy Corporation Collectively "SHIPPER" LOW PRESSURE FIELD GATHERING CONTRACT # 077028
INDEX
GAS GATHERING AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II GATHERING AND COMPRESSION SERVICE
ARTICLE III TERM OF AGREEMENT
ARTICLE IV GATHERING RATES
ARTICLE V QUANTITY
ARTICLE VI FACILITIES
ARTICLE VII MEASUREMENT, METER EQUIPMENT AND TESTING
ARTICLE VIII PRESSURES
ARTICLE IX QUALITY
ARTICLE X BILLING AND PAYMENT
ARTICLE XI TAXES AND ROYALTY
ARTICLE XII NOTICES AND PAYMENT INFORMATION
ARTICLE XIII CONTROL AND POSSESSION
ARTICLE XIV TITLE AND AUTHORITY
ARTICLE XV FORCE MAJEURE
ARTICLE XVI INDEMNIFICATION
ARTICLE XVII ASSIGNMENT
ARTICLE XVIII ATTORNEY-IN-FACT
ARTICLE XIX INTERPRETATION AND CONTROLLING LAW; CONSENT TO VENUE; JOINT AND SEVERAL LIABILITY
ARTICLE XX REGULATION
ARTICLE XXI WAIVER
ARTICLE XXII MODIFICATIONS AND AMENDMENTS
ARTICLE XXIII AGREEMENTS BEING SUPERSEDED
ARTICLE XXIV MISCELLANEOUS
APPENDIX "A" TO THE GAS GATHERING AGREEMENT BETWEEN BITTER CREEK PIPELINES, LLC AND SHIPPER
APPENDIX "B" TO THE GAS GATHERING AGREEMENT BETWEEN BITTER CREEK PIPELINES, LLC AND SHIPPER
APPENDIX "C" TO THE GAS GATHERING AGREEMENT BETWEEN BITTER CREEK PIPELINES, LLC AND SHIPPER
APPENDIX "D" TO THE GAS GATHERING AGREEMENT BETWEEN BITTER CREEK PIPELINES, LLC AND SHIPPER
APPENDIX "E" TO THE GAS GATHERING AGREEMENT BETWEEN BITTER CREEK PIPELINES, LLC AND SHIPPER